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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TRANSTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-406221

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Liberty Avenue Union, New Jersey	07083

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, Par Value $0.01 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.( c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.( d), check the following box.
Securities Act registration statement file number to which this form relates: ________________________________________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Description of the Common Stock, par value $0.01 per share is included in the Registrant’s Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for third quarter ended December 25, 2005.
Item 2. Exhibits.
None
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	TransTechnology Corporation

Date	August 10, 2006

By	/s/ Joseph F. Spanier

Joseph F. Spanier, Vice President, Chief Financial Officer and Treasurer